EXECUTION VERSION

GOLDEN QUEEN MINING COMPANY, INC.

SENIOR SECURED PROMISSORY NOTE

US$10,000,000.00	July 2, 2014

            FOR VALUE RECEIVED, GOLDEN QUEEN MINING COMPANY, INC., a California corporation (the “Obligor”), hereby unconditionally promises to pay to Leucadia National Corporation, a New York corporation (“Leucadia”) and Auvergne, LLC, a Delaware limited liability company (“Auvergne”) or their respective assigns (each, individually, a “Payee” and together, the “Payees”), the principal amount set forth in Section 3 hereto in the amounts of and as reflected by the percentages set forth on Schedule I attached hereto, together with interest thereon as provided in Section 2 hereof, on the Maturity Date (as defined below), on the terms and subject to the conditions provided herein. The Obligor and the Payees intend that this Senior Secured Promissory Note (this “Note”) constitute indebtedness for all federal, state and local income tax purposes and agree not to take any positions contrary with the foregoing characterization of the Note.

            1.        Definitions. In this Note, the following terms shall have the following meanings:

            (a)      “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City (New York) or Los Angeles (California) are authorized or required by law to close.

            (b)      “Collateral” means Guarantor’s Pledged Equity and the Obligor’s Collateral.

            (c)      “Dollars” and “$”means the lawful currency of the United States of America.

            (d)      “Excluded Property” shall mean (i) any permit, lease, license, contract, instrument or other agreement held by the Obligor that prohibits or requires the consent of any person other than its affiliates as a condition to the creation by the Obligor of a Lien thereon, or any permit, lease, license contract or other agreement held by the Obligor to the extent that any requirement of law applicable thereto prohibits the creation of a Lien thereon, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other requirement of law and (ii) any property for which the grant of a security interest would impair the Obligor’s minimum capital and surplus requirements under applicable law.

            (e)      “Guarantor” means Golden Queen Mining Co. Ltd., a British Columbia company.

            (f)      “Intellectual Property” means all intellectual and similar property of a person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications and registrations.

            (g)      “Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

            (h)      “Loan Documents” means, collectively, this Note and the Subordination Agreement. (i) “Maturity Date” means the date of the closing of the transactions contemplated by the Transaction Agreement (the “JV Closing”) but in any event not later than September 30, 2014.

            (j)      “Permitted Liens” means (i) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, (ii) non-consensual Liens arising by operation of law, arising in the ordinary course of business, and for amounts which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings and (iii) Liens created pursuant to this Note.

            (k)      “Project” means the Soledad Mountain Project.

            (l)      “Subordination Agreement” means that certain Subordination Agreement, dated as of the date hereof, among the Obligor, the Guarantor, the Payees and holders of the indebtedness set forth on Schedule II attached hereto.

            (m)      “Transaction Agreement” means that certain Transaction Agreement, dated as of June 8, 2014, among Gauss Holdings LLC, Auvergne, LLC, Gauss LLC, the Guarantor and the Obligor.

            (n)      Terms used herein without definition that are defined in the Uniform Commercial Code as in effect from time to time in the State of New York (the “UCC”) shall have the respective meanings set forth therein, including the following terms (which are capitalized herein): “Account”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Deposit Account”, “Document”, “Entitlement Holder”, “Equipment”, “Financial Asset”, “General Intangible”, “Instrument”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Proceeds”, “Securities Account”, “Security” and “Security Entitlement”.

            2.        Interest. From the date hereof until (but not including) the date this Note is paid in full, interest shall accrue on the outstanding principal amount of this Note at a rate per annum equal to 10.0% (the “Rate”). Interest payable pursuant hereto shall be calculated monthly at the end of each month on the basis of a 365/366-day year for the actual days elapsed. Accrued interest hereunder shall be payable at the end of each month in arrears or when the unpaid principal amount hereof is declared due and payable. At the Obligor’s option, payment of interest due in whole or in part on any such date on which interest is due may be capitalized, with such accrued interest being added to the principal amount of this Note. Upon the occurrence and during the continuance of an Event of Default (as defined below), the unpaid principal amount of this Note and, to the extent permitted by applicable law, any interest payments or any fees or other amounts owed hereunder, shall thereafter bear interest (including post petition interest in any proceeding under any applicable bankruptcy laws, whether or not allowed in such a proceeding) payable on demand at a rate that is two percent (2.0%) per annum in excess of the Rate otherwise applicable thereto pursuant to the first sentence of this Section 1 (the “Default Rate”). [Notwithstanding any provision herein to the contrary, no interest shall accrue under this Note at a rate in excess of the highest applicable rate permitted by law, and the payment of any interest (including any charge or fee held by a court to be interest) in excess of such rate shall be refunded to the Obligor or shall constitute a payment of and be applied to principal owing hereunder.]

            3.        Advance. On the terms and subject to the conditions contained in this Note, the principal amount of this Note shall be made available to the Obligor in a single drawing on the date hereof in the aggregate principal amount equal to $10,000,000.00 (the “Advance”). This Advance constitutes an “Interim Advance” under the Transaction Agreement.

By executing and delivering this Note the Obligor hereby certifies that all conditions precedents set forth in Section 4 hereof have been satisfied and requests the Payees to make the Advance under this Note on the date hereof and to deposit the proceeds thereof to the account of the Obligor provided on Schedule V.

            4.        Conditions to Advance. The obligation of the Payees to make the Advance hereunder is subject to the satisfaction of the following conditions precedent:

            (a)      Note and Loan Documents. The Payees shall have received this Note, duly executed and delivered by the Obligor and the Guarantor and the other Loan Documents duly executed and delivered by each party thereto.

            (b)      Compliance. Both before and after giving effect to the Advance, (i) no Default or Event of Default shall have occurred and be continuing, and (ii) each of the representations and warranties made by the Obligor and the Guarantor herein or in any other Loan Document shall be true and correct in all material respects (to the extent not otherwise qualified by materiality) on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date.

            (c)      Possessory Collateral. Leucadia shall have received (i) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank) representing all the Guarantor’s Pledged Equity pledged pursuant to this Note and (ii) all promissory notes or other instruments (duly endorsed, where appropriate) evidencing any Collateral required to be pledged under this Note.

            5.        Representations and Warranties. To induce the Payees to make the Advance, each of the Obligor and the Guarantor hereby represents and warrants to the payees that:

            (a)      Corporate Existence; Compliance with Law. Each of the Obligor and the Guarantor (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority, and the legal right, to own and/or lease and operate its property and to conduct the business in which it is currently engaged, (iii) is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, (iv) is in material compliance with all requirements of law and (v) has all consents, licenses and authority necessary to execute this Note.

            (b)      Corporate Power; Authorization; Enforceable Obligations. Each of the Obligor and the Guarantor has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents and, in the case of the Obligor, to borrow hereunder. Each of the Obligor and the Guarantor has taken all necessary corporate and other necessary actions to authorize the execution, delivery and performance of the Loan Documents and, in the case of the Obligor, to authorize the borrowing on the terms and conditions of this Note. All consents or authorization of, filing with, notice to or other act by or in respect of, any governmental authority or any other person, to the extent required in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Note or any of the other Loan Documents have been obtained or made, as applicable. Each Loan Document has been duly executed and delivered on behalf of the Obligor and the Guarantor. This Note constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each of the Obligor and the Guarantor, enforceable against the Obligor and the Guarantor, as applicable, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

            (c)      No Legal Bar. The execution, delivery and performance of this Note and the other Loan Documents, the borrowing hereunder and the use of the proceeds thereof will not violate any requirement of law.

            (d)      Use of Proceeds. The proceeds from the Advance will be used by the Obligor to advance the development of the Project.

            6.        Payment. The full outstanding principal amount of this Note, together with all accrued and unpaid interest hereunder, shall become due and payable on the Maturity Date; provided, that the Maturity Date can be automatically extended to December 1, 2014 (the “Extended Maturity Date”) upon the written request of the Obligor submitted prior to or on September 30, 2014 subject to payment of an extension fee in an amount of $1,000,000 (the “Extension Fee”). The Extension Fee will be fully earned by the Payees and due and payable on the date of any repayment of the Advance (including a repayment on the Extended Maturity Date); provided, that the Extension Fee shall not be payable if the Advance is repaid in full in connection with the JV Closing prior to the Extended Maturity Date. All monies due hereunder shall be paid in the currency in which this Note is denominated. All payments hereunder shall be made to each Payee proportionately to such Payee’s pro rata share of the Advance set forth on Schedule I attached hereto. If any payment on this Note shall be due on a Saturday, Sunday or public holiday, it shall be payable on the next succeeding Business Day. Upon final payment of the full outstanding principal amount of this Note, together with all accrued and unpaid interest hereunder, and the Extension Fee, if applicable, this Note shall be surrendered to the Obligor for cancellation. Amounts borrowed and repaid hereunder may not be reborrowed. All payments hereunder shall be applied to accrued and unpaid interest and to outstanding principal in such order as determined by each Payee in its sole discretion.

            7.        Prepayment. The Obligor may, at its option, prepay this Note, in whole but not in part, at any time or from time to time without penalty or premium (subject to the payment of the Extension Fee, if payable as provided in Section 6 hereof) and such prepayment shall be accompanied by payment of accrued and unpaid interest through the date of prepayment.

            8.        Affirmative Covenants. Until all amounts outstanding under this Note have been paid in full, the Obligor shall:

            (a)      Maintenance of Existence. (i) Preserve, renew and maintain in full force and effect its corporate existence and (ii) take all reasonable action to maintain all material rights, privileges and franchises necessary in the normal conduct of its business.

            (b)      Notices of Events of Default. As soon as possible and in any event within two Business Days after it becomes aware that an Event of Default has occurred, notify each Payee in writing of the nature and extent of such Default or Event of Default and the action, if any, it has taken or proposes to take with respect to such Default or Event of Default.

            (c)      Further Assurances. Upon the request of any Payee, execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to carry out the intent and purposes of this Note and other Loan Documents, including in order to (i) create, preserve, more fully evidence or perfect first priority Liens in the Collateral, (ii) cause the Payees to have “control” of the Collateral within the meanings set forth in Article 8 and Article 9 of the UCC, as applicable, or (iii) enable the Payees to exercise and enforce any of their rights, powers and remedies with respect to the Collateral.

            9.        Negative Covenants. Until all amounts outstanding under this Note have been paid in full, the Obligor shall not:

            (a)      Indebtedness. Incur, create or assume any indebtedness, other than (i) existing indebtedness set forth on Schedule II attached hereto and (ii) indebtedness incurred in accordance with the Transaction Agreement to advance the development of the Project.

            (b)      Liens. Incur, create, assume or suffer to exist any Lien on any of its property or assets, whether now owned or hereinafter acquired except for (i) Permitted Liens and (ii) Liens on equipment owned by the Obligor securing indebtedness permitted under Section 9(a)(ii) hereof and the Payees hereby agree to release their Lien on such equipment at the time of incurrence of such indebtedness.

            (c)      Line of Business. Enter into any business, directly or indirectly, except for those businesses in which the Obligor is engaged on the date of this Note or that are reasonably related thereto.

            10.      Security.

                           (a)      Collateral. For the purposes of this Note, all of the following property now owned or at any time hereafter acquired by the Obligor or in which the Obligor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Obligor’s Collateral”:

            (i)        all Accounts;

            (ii)       all Deposit Accounts;

            (iii)      all Documents;

            (iv)      all Equipment;

            (v)        all General Intangibles; (vi) all Instruments;

            (vii)      all Inventory;

            (viii)     all Intellectual Property;

            (ix)       all Investment Property;

            (x)        all Letter-of-Credit Rights;

            (xi)       the Commercial Tort Claims described on Schedule III (Commercial Tort Claims) attached hereto and on any supplement thereto received by the Payees;

            (xii)      all books and records pertaining to the other property described in this Section 10(a);

            (xiii)     all other goods and personal property of the Obligor, whether tangible or intangible and wherever located; 5

            (xiv)     all property of the Obligor held by the Payees, including all property of every description, in the possession or custody of or in transit to the Payees for any purpose, including safekeeping, collection or pledge, for the account of the Obligor or as to which the Obligor may have any right or power; and

            (xv)       to the extent not otherwise included, all Proceeds.

                            (b)      Grant of Security Interest. In order to secure the full and punctual observance and performance when due of the obligations of the Obligor under the Loan Documents, including, but not limited to, payments of principal and interest and all other obligations (including, if applicable, the Extension Fee) with respect to this Note (collectively, the “Obligations”), the Obligor hereby charges, assigns, pledges and grants to the Payees a continuing security interest in and to, and a lien upon and right of set-off against, and agrees to transfer to the Payees, as and by way of a security interest having priority over all other security interests, other than Permitted Liens, with power of sale, all right, title and interest in the Obligor’s Collateral; provided, however, that “Obligor’s Collateral” shall not include any Excluded Property; and provided, further, that if and when any property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Obligor’s Collateral.

            11.      Guarantee and Pledge by Guarantor.

            (a)      Guarantee. Guarantor, as the direct parent of the Obligor, hereby irrevocably and unconditionally guarantees the due and prompt payment of all Obligations now or later existing under this Note to the Payees, whether direct or indirect, absolute or contingent (such obligations being the “Guaranteed Obligations”). This guarantee is a guaranty of payment and not merely of collection, and is independent of any other guaranty or surety of the Guaranteed Obligations. This guarantee is limited solely to the Guaranteed Obligations and is applicable only to this Note with respect to the Guaranteed Obligations and does not otherwise confer any benefit, tangible or intangible, on or to any third party other than the Payees.

            (b)      Grant of Pledge. In order to secure the full and punctual observance and performance when due of the Guaranteed Obligations, the Guarantor hereby charges, assigns, pledges and grants to the Payees a continuing security interest in and to, and a lien upon and right of set-off against, and agrees to transfer to the Payees, as and by way of a security interest having priority over all other security interests, other than Permitted Liens, with power of sale, all right, title and interest in all shares of stock of the Obligor now or hereafter owned by the Guarantor, including all securities convertible into, and rights, warrants, options and other rights to purchase or otherwise acquire such shares, the certificates or other instruments representing any of the foregoing and all distributions, dividends and other property received, receivable or otherwise distributed in respect of or exchanged therefore (the “Guarantor’s Pledged Equity”).

            (c)      Transfer of Guarantors’ Pledged Equity. Guarantor shall not incur, create, assume or suffer to exist any Lien on the Guarantor’s Pledged Equity other than the Lien granted pursuant to this Note; it being understood and agreed, that the Guarantor may consummate the corporate restructuring contemplated by the Transaction Agreement, including (i) the transfer, subject to the Liens of the Payees, of the Guarantors’ Pledged Equity to a newly created parent company of the Obligor so long as such newly created parent simultaneously agrees to guarantee the Obligations and pledges the shares of the Obligor so transferred as security for its guarantee and (ii) the conversion of the Obligor into a limited liability company; provided that the membership units of the Obligor shall constitute the Guarantors’ Pledged Equity subject to the Liens of the Payees and the Guarantor shall take any actions and deliver to Leucadia any certificates (which certificates shall be accompanied by irrevocable undated instrument of transfer, duly endorsed in blank) representing such membership units necessary in order to create, preserve, more fully evidence or perfect first priority Liens of the Payees in such Guarantor’s Pledged Equity.

            12.      Voting Arrangements; Appointment of Bailee. Each party hereto hereby acknowledges and agrees that any Payee holding more than 50% of the aggregate principal amount of the Advance under this Note (the “Requisite Payee”) will have sole right and discretion with respect to any matter related to this Note, any other Loan Document and the Collateral, including, without limitation (i) acceleration, collection or other enforcement of this Note or any other Loan Document against the Obligor, the Guarantor or any other Person who is or may become liable hereunder or thereunder and (ii) exercising and enforcement of any of the Payees’ rights, powers and remedies with respect to the Collateral. Leucadia hereby agrees to act as gratuitous bailee for the other Payee, solely for the purposes of perfecting such Payee’s security interest in any of the Collateral that is in the possession or control of Leucadia, and Leucadia hereby acknowledges that it will use commercially reasonable efforts to hold possession of, or otherwise control, any such Collateral for the benefit of all Payees.

            13.      Authorization to file UCC Statements. Each of the Obligor and Guarantor hereby authorizes each Payee, its counsel or designee to file, in the name of the Obligor or the Guarantor, as applicable, any UCC, PPSA or similar financing and continuation statements any Payee in its sole discretion may deem necessary or appropriate to further protect or maintain the perfection of the security interests.

            14.      Taxes. The Obligor shall make all payments, whether on account of principal, interest, fees or otherwise, free of and without deduction or withholding for any present or future taxes, duties or other charges (“Taxes”). If the Obligor is compelled by law to deduct or withhold any Taxes it shall promptly pay to the Payees such additional amount as is necessary to ensure that the net amount received by the Payees is equal to the amount payable by the Obligor had there been no deduction or withholding.

            15.      Events of Default.

            (a)      The occurrence of any one or more of the following events shall constitute an Event of Default (an “Event of Default”) under this Note: (i) the failure to pay principal of or interest on this Note when due; (ii) any representation or warranty made by the Obligor or the Guarantor, as applicable, herein or in any other Loan Document shall prove to not have been accurate in all material respects on or as of the date made or deemed made or furnished, (iii) the commencement of a proceeding against the Obligor or the Guarantor, as applicable, for dissolution or liquidation, or the voluntary or involuntary termination or dissolution of the Obligor or the Guarantor, as applicable; (iv) insolvency of, the appointment of a custodian, trustee, liquidator or receiver for any of the property of, an assignment for the benefit of creditors by, or the filing of a petition under any bankruptcy, insolvency or debtor’s relief law, or for any readjustment of indebtedness, composition or extension by or against the Obligor or the Guarantor, as applicable; or (v) any failure by the Obligor or the Guarantor, as applicable, to perform, or comply with, any material term or condition contained in this Note or any other Loan Document, and any breach or default under such Loan Document or written repudiation or assertion of the invalidity of the Liens or guarantee granted herein. The Obligor agrees that upon an Event of Default under this Note, the unpaid principal balance of and accrued but unpaid interest on this Note shall immediately become due and payable after written notice by the Requisite Payee to the Obligor; provided, however, that upon the occurrence of an Event of Default described in clauses (iii) and (iv) above the unpaid balance and accrued but unpaid interest shall become due and payable without notice or demand.

            (b)      If an Event of Default occurs, the Obligor agrees to pay to any Payee all expenses incurred by such Payee, including attorneys’ fees, in enforcing and collecting this Note. The Obligor shall reimburse any Payee for any and all costs and expenses, including attorneys’ fees and expenses, incurred by such Payee in taking any action to collect or otherwise enforce this Note or any other Loan Document against the Obligor or any other Person who is or may become liable thereunder. All such costs and expenses shall be repayable to such Payee on demand within a reasonable period of time but in any event not later than three (3) Business Days from the date of demand thereof, with interest at the Default Rate from the date incurred by such Payee to the date paid.

            16.      Assignment. Subject to (a) compliance with requirements of law, including, without limitation, any applicable securities law and (b) prior written consent of the other Payee, each Payee shall have the right at any time to sell, assign, transfer, negotiate or pledge, all or any part of its interest in this Note, and the Obligor and the Guarantor hereby acknowledges and consents to any such sale, assignment, transfer, negotiation or pledge. From and after the date of any such sale, assignment, transfer or negotiation, the parties holding this Note shall be deemed for all purposes to be the Payees hereunder and shall possess all rights as such, including the right to further, sell, assign, transfer, negotiate or pledge all or any part of its interest in this Note or any portion thereof held by such party. Neither the Obligor’s or the Guarantor’s rights or obligations hereunder nor any interest therein may be assigned or delegated by the Obligor or the Guarantor, as applicable, without the prior written consent of all Payees (and any attempted assignment or transfer by the Obligor or the Guarantor, as applicable, without such consent shall be null and void).

            17.      No Waiver by Payees. No delay or omission by the Payees or any other holder hereof to exercise any power, right or remedy accruing to the Payees or any other holder hereof shall impair any such power, right or remedy or shall be construed to be a waiver of the right to exercise any such power, right or remedy. Payees’ right to accelerate this Note for any late payment or the Obligor’s failure to timely fulfill its other obligations hereunder shall not be waived or deemed waived by the Payees by Payees’ having accepted a late payment or late payments in the past or the Payees otherwise not accelerating this Note or exercising other remedies for the Obligor’s failure to timely perform its obligations hereunder. The Payees shall not be obligated or be deemed obligated to notify the Obligor or the Guarantor, as applicable, that it is requiring the Obligor or the Guarantor, as applicable, to strictly comply with the terms and provisions of this Note before accelerating this Note and exercising its other remedies hereunder because of the Obligor’s or the Guarantor’s, as applicable, failure to timely perform its obligations under this Note.

            18.      Obligor Waiver; Indemnity. Each of the Obligor and the Grantor hereby forever waives presentment, presentment for payment, demand, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note. The Obligor further agrees to indemnify and hold harmless the Payees from any and all damages, losses, reasonable costs and expenses (including, without limitation, attorneys’ fees and expenses) which the Payees may incur by reason of the Obligor’s failure promptly to pay when due the indebtedness evidenced by this Note.

            19.      Section Headings. Section headings appearing in this Note are for convenient reference only and shall not be used to interpret or limit the meaning of any provision of this Note.

            20.      VENUE; CHOICE OF LAW. THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE OBLIGOR, THE GUARANTOR OR THE PAYEES ARISING OUT OF OR RELATING HERETO SHALL BE BROUGHT IN EITHER (i) THE UNITED STATED BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, IF SUCH COURT HAS SUBJECT MATTER JURISDICTION, OR OTHERWISE (ii) THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH OF THE OBLIGOR AND THE GUARANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESS PROVIDED NEXT TO ITS NAME ON SCHEDULE IV; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE OBLIGOR OR THE GUARANTOR, AS APPLICABLE, IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT THE PAYEES RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST THE OBLIGOR OR THE GUARANTOR, AS APPLICABLE, IN THE COURTS OF ANY OTHER JURISDICTION TO THE EXTENT THAT THE COURTS SPECIFIED ABOVE DO NOT HAVE SUBJECT MATTER JURISDICTION.

            21.      WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS NOTE OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS NOTE, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 21 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE ADVANCE MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

            22.      Successors and Assigns. This Note and all the covenants and agreements contained herein shall be binding upon, and shall inure to the benefit of, the respective legal representatives, heirs, successors and assigns of the Obligor, the Guarantor and the Payees.

            23.      Records of Payments. The records of the Payees shall be prima facie evidence of the amounts owing on this Note.

            24.      Amendments and Waivers. No term of this Note may be waived, modified or amended except by an instrument in writing signed by all parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

            25.      Severability. In the event any one or more of the provisions contained in this Note should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. Each waiver in this Note is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanctions to be imposed against the Payees for having bargained for and obtained it.

            26.      Notices. Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering it against receipt for it, by depositing it with an overnight delivery service or by depositing it in a receptacle maintained by the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, addressed to the respective parties as reflected in Schedule IV attached hereto. The Obligor’s or the Guarantor’s, as applicable, address for notices may be changed at any time and from time to time, but only after five (5) calendar days advance written notice to the Payees and shall be the most recent such address furnished in writing by the Obligor or the Guarantor’s, as applicable, to the Payees. Any Payee’s address for notices may be changed at any time and from time to time, but only after five (5) calendar days advance written notice to the Obligor and shall be the most recent such address furnished in writing by such Payee to the Obligor, the Guarantor and the other Payee. Actual notice, however and from whomever given or received, shall always be effective when received.

            27.      ENTIRE AGREEMENT. THIS NOTE AND ANY LOAN DOCUMENTS EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PAYEES, THE GUARANTOR AND THE OBLIGOR AND OTHER PARTIES WITH RESPECT TO THEIR SUBJECT MATTER AND SUPERSEDE ALL PRIOR CONFLICTING OR INCONSISTENT AGREEMENTS, CONSENTS AND UNDERSTANDINGS RELATING TO SUCH SUBJECT MATTER. EACH OF THE OBLIGOR AND THE GUARANTOR ACKNOWLEDGES AND AGREES THAT THERE IS NO ORAL AGREEMENT BETWEEN THE OBLIGOR, THE GUARANTOR AND THE PAYEES WHICH HAS NOT BEEN INCORPORATED IN THIS NOTE OR ANY LOAN DOCUMENTS.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Note as of the date first written above.

GOLDEN QUEEN MINING COMPANY, INC.,
as Obligor

By:
Name: H. Lutz Klingmann
Title: President

GOLDEN QUEEN MINING CO. LTD,
as Guarantor

By:
Name: H. Lutz Klingmann
Title: President and Chief Executive Officer

[GQ California Secured Note]

Acknowledged and Agreed:

LEUCADIA NATIONAL CORPORATION,
as Payee

By:
Name: Joseph A. Orlando
Title: Chief Financial Officer

AUVERGNE, LLC,
as Payee

By:
Name: Thomas M. Clay
Title: Manager

[GQ California Secured Note]

SCHEDULE I

Payee Amount Due

Name of Payee	Payee’s Share	Payee Amount Due Pursuant to this Note
Leucadia	65%	$6,500,000
Auvergne	35%	$3,500,000
Total:	100%	$10,000,000

I-1